As filed with the Securities and Exchange Commission on January 10, 2002

                           Registration No. 333-48208


              ----------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                         POST EFFECTIVE AMENDMENT No. 3
                                       TO
                                   FORM SB-2/A

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                     ---------------------------------------
                              SWORD COMP-SOFT CORP.
                         (Name of issuer in its charter)


DELAWARE                                 7374                      98-0229951
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
of incorporation                  Classification Code)           Identification
or organization)                                                     Number)

4055 ST. CATHERINE STREET WEST
SUITE 133
MONTREAL H3Z 3J8 QUEBEC
(514) 940-1098 CANADA
(Address and telephone number
of registrant's principal executive
offices and principal place of business)

                      ------------------------------------

Approximate date of commencement of proposed sale to public: At the discretion of the selling stockholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

                                    CALCULATION OF REGISTRATION FEE
----------------------------------- All in U.S. $ --------------------- -------------------- -------------------

Title of Each Class of Securities   Amount To     Proposed Maximum      Proposed Maximum          Amount of
to be                               Be            Offering Price Per    Aggregate Offering       Registration
Registered                          Registered    Security              Price                        Fee
----------------------------------- ------------- --------------------- -------------------- -------------------

Common Stock                         25,500,000       $4.00(1)            $102,000,000.00         $30,600.00
----------------------------------- ------------- --------------------- -------------------- -------------------

(1) As of the date of the filing there is no market for the registrant's securities. This price represents the price at which the registrant is offering its shares.

We are hereby withdrawing our request to extend the offering period for the sale of our common stock, contained in our Post Effective Amendment No. 2.

We have not sold any common stock pursuant to Post Effective Amendment No. 2.

     In accordance with the requirements of the Securities Act, this registration statement or amendment was signed by the following persons in the capacities and on the dates stated:

     SIGNATURE                    TITLE                        DATE


     --------------------------
     Anthony Ierfino              President, Chief             January 10, 2002
                                  Executive Officer, Director


     --------------------------
     Leonard B. Stella            Chief Operating Officer,     January 10, 2002
                                  Director
                                  (principal financial and
                                  accounting officer)

     --------------------------
     Abdulmajid Sharif            Chief Technical Officer,     January 10, 2002
                                    Director


     ___________________          Vice President               January 10, 2002
     Dr. Raafat G. Saade          Data Information